RAIT Financial Trust Announces Fourth Quarter and Fiscal 2009 Financial Results

PHILADELPHIA, PA — February 19, 2010 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the fourth quarter and year ended December 31, 2009. RAIT reported net income allocable to common shares for the three-month period ended December 31, 2009 of $15.6 million, or $0.24 total earnings per share — diluted based on 66.3 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended December 31, 2008 of $505.9 million, or total loss per share – diluted of $7.78 based on 65.0 million weighted-average shares outstanding – diluted. RAIT reported net loss allocable to common shares for the year ended December 31, 2009 of $441.2 million, or $6.77 total loss per share - diluted based on 65.2 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the year ended December 31, 2008 of $443.2 million, or $6.99 total loss per share — diluted based on 63.4 million weighted-average shares outstanding – diluted.

Scott Schaeffer, RAIT’s Chief Executive Officer and President, commented “2009 was part of an ongoing transition period for RAIT as we continue to adapt our business to current economic conditions. We have begun to see signs of stabilization in our commercial real estate portfolio because of increased leasing activity in our multi-family and office portfolios. Notwithstanding the financial crisis, we also see opportunities to use our vertically integrated commercial real estate platform to generate new revenue streams for RAIT. We look to execute on these opportunities in 2010.”

RAIT also reported the following:

-
Debt Reduction. RAIT’s debt to equity ratio improved to 3.0 times at
December 31, 2009 as compared to 5.4 times at December 31, 2008. RAIT’s recourse debt decreased from $517.4 million at December 31, 2008 to
$398.5 million at December 31, 2009. On December 30, 2009, RAIT successfully completed an exchange offer where RAIT cancelled $34.0 million aggregate principal amount of its 6.875% Convertible Senior Notes due 2027 (the “Convertible Notes”) in exchange for, in the aggregate, 8.1 million RAIT common shares and $3.1 million of cash, which represented an effective price of $0.41 for each dollar of Convertible Notes cancelled.

-	Extensions of Secured Credit Facilities. During 2009, RAIT successfully extended the repayment terms of all three of its secured credit facilities with new maturity dates in 2011.
-	Assets Under Management. RAIT had $10.1 billion of assets under management at December 31, 2009 and $14.2 billion of assets under management at December 31, 2008.
-
Non-Accrual Loans. The unpaid principal balance of RAIT’s non-accrual commercial mortgages, mezzanine loans, other loans and preferred equity interests decreased to $171.4 million at December 31, 2009 as compared to
$246.0 million at September 30, 2009.

-
Investments in Real Estate Interests. As of December 31, 2009, RAIT had
investments in real estate interests of $738.2 million as compared to
$350.5 million at December 31, 2008. During the fourth quarter of 2009,
RAIT took title to five properties that served as collateral on its loans.

-
Property Management Expansion. Jupiter Communities, LLC, RAIT’s property management subsidiary, increased the apartment units it manages to 9,978 at December 31, 2009 from 7,885 since RAIT acquired its majority interest in May 2009.

- -
Business Initiatives. During 2009, RAIT expanded the operations of its registered broker-dealer, RAIT Securities, LLC, by growing its institutional fixed income sales and trading business and launching RAIT
Advisory, a commercial real estate advisory business offering a range of services to financial institutions and other investors in commercial real estate loans and securities.
REIT Taxable Loss. RAIT announced estimated REIT taxable loss, a non-GAAP financial measure, of $3.0 million for the three months ended
December 31, 2009 and estimated REIT taxable loss of $19.0 million for the year ended December 31, 2009. A reconciliation of RAIT’s reported net income (loss) to estimated REIT taxable loss, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule I to this release.

-
Preferred Dividends. On January 26, 2010, RAIT’s Board of Trustees
declared a first quarter cash dividend of $0.484375 per share on RAIT’s
7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per
share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares
and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable
Preferred Shares to be paid on March 31, 2010 to holders of record on
March 1, 2010.

Liquidity

As of December 31, 2009, RAIT had $25.0 million of cash and cash equivalents and $38.5 million of unused capacity in RAIT’s two CRE securitizations to invest in commercial real estate assets. At December 31, 2009, RAIT had carrying amounts of $398.5 million of recourse indebtedness and $1.7 billion of non-recourse indebtedness as compared to $517.4 million of recourse indebtedness and $5.6 billion of non-recourse indebtedness at December 31, 2008.

Key Statistics

As of or For the Quarter Ended

	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
		(Dollars in thousands, except per share information)
Financial Statistics:

Recourse debt maturing in 1	$24,390	$49,494	$49,494	$54,161	$55,161
year
Assets under management	$10,106,830	$10,374,491	$13,878,962	$13,922,257	$14,181,883
Debt to equity	3.0x	3.3x	7.4x	6.0x	5.4x
Total revenue	$40,549	$43,565	$60,802	$61,182	$56,771
Earnings per share — diluted	$0.24	$(0.38)	$(4.43)	$(2.22)	$(7.78)
Commercial Real Estate (“CRE”) Loan Portfolio:

Reported CRE loans— unpaid	$1,473,700	$1,582,065	$1,653,837	$1,859,143	$2,053,752
principal
Non-accrual loans — unpaid	$171,372	$246,029	$171,809	$177,233	$186,040
principal
Non-accrual loans as a % of	11.6%	15.6%	10.4%	9.5%	9.1%
reported loans
Reserve for losses	$86,609	$85,620	$108,842	$126,229	$117,737
Reserves as a % of	50.5%	34.8%	63.4%	71.2%	63.3%
non-accrual loans
Provision for losses	$22,500	$18,467	$27,548	$61,565	$71,487
CRE Property Portfolio:

Reported investments in real	$738,235	$645,484	$604,619	$501,459	$350,487
estate
Multifamily units owned	6,967	6,367	5,550	4,249	2,959
Office square feet owned	1,324,368	1,035,435	1,035,435	1,035,435	933,418
Retail square feet owned	1,095,452	1,095,452	639,791	639,791	—

Recent Accounting Pronouncements

On January 1, 2009, RAIT adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51”, FASB Staff Position, or FSP, Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities”. The adoption of these standards required the retrospective application of the requirements to all prior periods presented.  As a result, these columns are now labeled “as revised”.  Further information and disclosures will be presented in RAIT’s Form 10-K for the year ended December 31, 2009.

Conference Call

All interested parties can listen to the live conference call webcast at 10:00 AM EST on Friday, February 19, 2010 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 800.259.0251, access code 79440705. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Friday, February 26, 2010 by dialing 888.286.8010, access code 39106645.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate related assets. RAIT’s management uses its experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and RAIT expects will continue to have, an adverse effect on its investments and operating results, including causing significant reduction in the availability of financing to RAIT and for refinancing to its borrowers, increases in payment defaults and other credit risks in RAIT’s investments, decreases in the fair value of RAIT’s assets and decreases in the cash flow RAIT receives from its investments; RAIT cannot predict the effect on it that government policies and plans adopted in response to global recessionary economic conditions and adverse developments in the credit markets will have; RAIT’s ability to generate operating cash flow and access capital has been, and may continue to be, adversely affected by the global recessionary economic conditions and adverse developments in the capital markets; RAIT operates in a highly competitive market which may harm its business, financial condition, liquidity and results of operations; loss of RAIT’s management team or the ability to attract and retain key employees could harm RAIT’s business; quarterly results may fluctuate and may not be indicative of future quarterly performance; payment defaults and other credit risks in RAIT’s investment portfolio have arisen, and may continue to increase, which has caused, and may continue to cause, adverse effects on RAIT’s cash flow, net income and ability to make distributions; if RAIT is unable to improve the performance of commercial real estate properties it takes control of in connection with restructurings, workouts and foreclosures of investments, RAIT’s financial performance may be adversely affected; RAIT may not realize gains or income from investments and has realized, and may continue to realize, losses from some of RAIT’s investments; RAIT’s investment portfolio may have material geographic, sector, property-type and sponsor concentrations; RAIT’s subordinated real estate investments such as mezzanine loans and preferred equity interests in entities owning real estate involve increased risk of loss; acquisitions of loans may involve increased risk of loss; financing with high loan-to-value ratios may involve increased risk of loss; due to current economic conditions, the increased leasing activity in RAIT’s commercial real estate portfolio may not continue; lease expirations, lease defaults and lease terminations may adversely affect RAIT’s revenue; RAIT may need to make significant capital improvements to RAIT’s properties in order to remain competitive; uninsured and underinsured losses may affect the value of, or RAIT’s return from, its real estate interests; real estate with environmental problems may create liability for RAIT; RAIT’s investments in unsecured REIT note receivables are subject to the risks of investing in subordinated real estate-related securities, which may result in losses to RAIT; and the commercial mortgage loans in which RAIT invests and the commercial mortgage loans underlying the CMBS in which RAIT invests are subject to delinquency, foreclosure and loss, which could result in losses to RAIT that may result in reduced earnings or losses and negatively affect its ability to pay distributions to its shareholders.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended		For the Years Ended
	December 31		December 31
	2009	2008	2009	2008
Revenue:		(As revised)		(As revised)
Investment interest income	$44,128	$160,292	$381,979	$691,287
Investment interest expense	(25,398)	(116,163)	(255,604)	(485,286)

Net interest margin	18,730	44,129	126,375	206,001
Rental income	15,561	8,416	53,225	19,161
Fee and other income	6,258	4,226	26,498	21,357

Total revenue	40,549	56,771	206,098	246,519
Expenses:
Compensation expense	8,109	6,114	27,578	29,804
Real estate operating expense	14,799	7,293	47,357	16,062
General and administrative expense	6,876	5,474	21,770	21,930
Provision for losses	22,500	112,208	226,567	162,783
Asset impairments	—	28,691	46,015	67,052
Depreciation expense	6,925	2,856	22,463	6,655
Amortization of intangible assets	369	1,029	1,407	17,077

Total expenses	59,578	163,665	393,157	321,363
Income (loss) before other income (expense), taxes and discontinued operations	(19,029)	(106,894)	(187,059)	(74,844)
Interest and other income	2,999	294	6,602	1,379
Gains (losses) on sale of assets	(1,147)	36	(376,751)	806
Gains on extinguishment of debt	20,455	33,910	115,869	42,572
Change in fair value of free-standing derivatives	—	—	—	(37,203)
Change in fair value of financial instruments	13,819	(603,098)	1,563	(552,437)
Unrealized gains (losses) on interest rate hedges	1	(132)	(470)	(407)
Equity in income (loss) of equity method investments	(1)	(8)	(12)	927

Income (loss) before taxes and discontinued operations	17,097	(675,892)	(440,258)	(619,207)
Income tax benefit (provision)	1,399	(124)	958	2,137

Income (loss) from continuing operations	18,496	(676,016)	(439,300)	(617,070)
Income (loss) from discontinued operations	(13)	(512)	(1,681)	(2,115)

Net income (loss)	18,483	(676,528)	(440,981)	(619,185)
(Income) loss allocated to preferred shares	(3,415)	(3,414)	(13,642)	(13,641)
(Income) loss allocated to noncontrolling interests	520	174,090	13,420	189,580

Net income (loss) allocable to common shares	$15,588	$(505,852)	$(441,203)	$(443,246)

Earnings (loss) per share—Basic:
Continuing operations	$0.24	$(7.77)	$(6.74)	$(6.96)
Discontinued operations	—	(0.01)	(0.03)	(0.03)

Total earnings (loss) per share—Basic	$0.24	$(7.78)	$(6.77)	$(6.99)

Weighted-average shares outstanding—Basic	65,841,545	65,028,349	65,205,232	63,394,447
Earnings (loss) per share—Diluted:
Continuing operations	$0.24	$(7.77)	$(6.74)	$(6.96)
Discontinued operations	—	(0.01)	(0.03)	(0.03)

Total earnings (loss) per share—Diluted	$0.24	$(7.78)	$(6.77)	$(6.99)

Weighted-average shares outstanding—Diluted	66,266,358	65,028,349	65,205,232	63,394,447
Distributions declared per common share	$—	$0.35	$—	$1.27

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	December 31,	As of
	2009	December 31, 2008
Assets		(As revised)
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,467,566	$2,041,112
Residential mortgages and mortgage-related receivables	—	3,598,925
Allowance for losses	(86,609)	(171,973)

Total investments in mortgages and loans	1,380,957	5,468,064
Investments in securities and security-related receivables, at fair value	694,897	1,920,883
Investments in real estate interests	738,235	350,487
Cash and cash equivalents	25,034	27,463
Restricted cash	156,167	197,366
Accrued interest receivable	37,625	99,609
Other assets	28,105	46,716
Deferred financing costs, net of accumulated amortization of $7,290 and $5,781, respectively	23,778	30,875
Intangible assets, net of accumulated amortization of $82,929 and $81,522, respectively	10,178	9,987

Total assets	$3,094,976	$8,151,450

Liabilities and Equity
Indebtedness ($234,433 and $755,021 at fair value, respectively)	$2,077,123	$6,102,890
Accrued interest payable	17,432	80,035
Accounts payable and accrued expenses	21,889	19,446
Derivative liabilities	186,986	613,852
Deferred taxes, borrowers’ escrows and other liabilities	21,625	65,886

Total liabilities	2,325,055	6,882,109
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 74,420,598 and 64,842,571 issued and outstanding, including 14,159 and 76,690 unvested restricted share awards, respectively	744	648
Additional paid in capital	1,630,428	1,613,853
Accumulated other comprehensive income (loss)	(118,973)	(231,425)
Retained earnings (deficit)	(745,262)	(304,059)

Total shareholders’ equity	767,004	1,079,084
Noncontrolling interests	2,917	190,257

Total equity	769,921	1,269,341

Total liabilities and equity	$3,094,976	$8,151,450

Schedule I
RAIT Financial Trust
Reconciliation of Net Income (Loss) and Total Taxable Income (Loss) and
Estimated REIT Taxable Income (Loss) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the Years
	Periods Ended December 31		Ended December 31

	2009	2008	2009	2008

Net income (loss), as reported	$18,483	$(676,528)	$(440,981)	$(619,185)
Add (deduct):
Provision for losses	22,500	95,009	226,567	145,584
Charge-offs on allowance for losses	(14,808)	10,862	(136,822)	—
Domestic TRS book-to-total taxable income differences:
Income tax (benefit) provision	(1,399)	124	(958)	(2,137)
Fees received and deferred in consolidation	—	773	—	1,080
Stock compensation, forfeitures and other temporary tax differences	656	4,240	829	6,060
Capital losses not offsetting capital gains and other temporary tax differences	—	—	—	32,059
Asset impairments, net of noncontrolling interests	—	28,691	46,015	67,052
Capital losses not offsetting capital gains and other temporary tax differences	1,447	—	377,096	—
Change in fair value of financial instruments, net of allocation to noncontrolling interests (2)	(13,819)	424,810	(23,822)	346,401
Amortization of intangible assets	369	1,029	1,407	17,077
CDO investments aggregate book-to-taxable income differences (3)	(19,557)	147,860	(69,314)	111,338
Accretion of (premiums) discounts	—	(6,805)	(211)	(3,562)
Other book to tax differences	47	1,112	189	1,118

Total taxable income (loss)	(6,081)	31,177	(20,005)	102,885
Less: Taxable income attributable to domestic TRS entities	3,062	(20,371)	(4,051)	(21,278)
Plus: Dividends paid by domestic TRS entities	—	13,750	5,013	25,750
Less: Deductible preferred dividends	—	(3,414)	—	(13,641)

Estimated REIT taxable income (loss)	$(3,019)	$21,142	$(19,043)	$93,716

(1)	Total taxable income (loss) and REIT taxable income (loss) are non-GAAP financial measurements, and do not purport to be an alternative to reported net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. RAIT’s total taxable income (loss) represents the aggregate amount of taxable income (loss) generated by RAIT and by RAIT’s domestic and foreign Taxable REIT Subsidiaries (“TRSs”). REIT taxable income (loss) is calculated under U.S. federal tax laws in a manner that, in certain respects, differs from the calculation of net income pursuant to GAAP. REIT taxable income (loss) excludes the undistributed taxable income of RAIT’s domestic TRSs, which is not included in REIT taxable income (loss) until distributed to RAIT. Subject to TRS value limitations, there is no requirement that RAIT’s domestic TRSs distribute their earnings to RAIT. REIT taxable income (loss), however, generally includes the taxable income of RAIT’s foreign TRSs because RAIT will generally be required to recognize and report RAIT’s taxable income on a current basis. Since RAIT is structured as a REIT and the Internal Revenue Code requires that RAIT distribute substantially all of RAIT’s net taxable income in the form of distributions to RAIT’s shareholders, RAIT believes that presenting the information management uses to calculate RAIT’s REIT taxable income (loss) is useful to investors in understanding the amount of the minimum distributions that RAIT must make to its shareholders so as to comply with the rules set forth in the Internal Revenue Code. Because not all companies use identical calculations, this presentation of total taxable income (loss) and REIT taxable income (loss) may not be comparable to other similarly titled measures as determined and reported by other companies.

(2)	Change in fair value of financial instruments is reported net of allocation to noncontrolling interests of $(1) and $(178,288) for the three-month periods ended December 31, 2009 and 2008 and $(22,259) and $(206,036) for the years ended December 31, 2009 and 2008, respectively.

(3)	Amounts reflect the aggregate book-to-taxable income differences and are primarily comprised of (a) unrealized gains on interest rate hedges within CDO entities that Taberna consolidated, (b) amortization of original issue discounts and debt issuance costs and (c) differences in tax year-ends between Taberna and its CDO investments.